UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2013

ABM Industries Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York		10176
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2013, ABM Industries Incorporated (the “Company”) expanded the size of its Board of Directors to nine members and elected Stephen Kadenacy as a director to fill the newly created vacancy. Mr. Kadenacy has been named to the class of directors with terms expiring in 2014. In addition, Mr. Kadenacy has been appointed to the Audit Committee of the Company.

Mr. Kadenacy’s cash and equity compensation arrangements as a director will be the same as those previously reported in the Company’s Proxy Statement for its 2013 Annual Meeting of Shareholders for other non-employee directors. His initial award of restricted stock units upon his appointment will be a prorated portion of the annual award granted to all non-employee directors, based on length of service from his election to the Board to the next scheduled Annual Meeting of Shareholders.

A copy of the press release announcing the election of Mr. Kadenacy as a director is attached as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated December 9, 2013, announcing the election of Mr. Kadenacy as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: December 9, 2013	By:	/s/ Sarah McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release issued by ABM Industries Incorporated, dated December 9, 2013 announcing the election of Mr. Kadenacy to the Company’s Board of Directors.